SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

August 2, 2004

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	002-97869-D (Commission File Number )	87-0419571 (IRS Employer Identification No.)

6701 Democracy Blvd., Suite 300
Bethesda, MD 20817

(Address of principal executive offices) (Zip Code)

(301) 315-9040

(Registrant's telephone number)

Item 2. Acquisition or Disposition of Assets.

On July 30, 2004, we completed an acquisition of C.L.Y.K., Inc., d/b/a Affinity Telecom, a Michigan communications company (“Affinity”). We paid approximately $3,440,000 of consideration, consisting in part of $1,340,000 in cash $1,050,000 in notes of which $750,000 of the notes are convertible into shares of our common stock and five million shares of common stock, for all of the outstanding shares of Affinity. As a result of the acquisition, we acquired certain plant, equipment or other physical property that Affinity used in its business and we intend to continue such use.

A copy of the press release announcing the completion of the acquisition is attached as an exhibit under Item 7(c) of this report.

Item 7.   Financial Statements and Exhibits.

The Company intends to file by amendment the required financial statements reflecting the acquisition of all of the issued and outstanding stock of Affinity no later than 60 days after the date that this report on Form 8-K must be filed.

(c)    Exhibits Furnished.

2.1   Agreement and Plan of Merger, dated as of July 30, 2004.
99.1        Press Release, dated August 2, 2004.

99.2       Put Agreement, dated July 30, 2004, between Mobilepro and Jeremy Maynard.

99.3       Put Agreement, dated July 30, 2004, between Mobilepro and Christopher Laduke.

99.4       Put Agreement, dated July 30, 2004, between Mobilepro and John Kopanakis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 20, 2004	By:	/s/ Jay O. Wright

President and Chief Executive Officer
MOBILEPRO CORP.